HOGAN & SLOVACEK
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                              Oklahoma City - Tulsa

                301 N.W. 63rd, Suite 290, Oklahoma City, OK 73116
                   Office (405) 848-2020 - Fax (405) 848-7359
          -------------------------------------------------------------

                An Independent Member of the BDO Seidman Alliance





                                                   November 3, 1999







TechLite, Inc.
6106 East 32nd Place, Suite 101
Tulsa, OK   74135

Dear TechLite, Inc.:

     We agree with the contents of the Form 8-K filed by TechLite, Inc. as of October 21, 1999.



                                                   /s/ Hogan & Slovacek

                                                   HOGAN & SLOVACEK






                                                                      Exhibit 16